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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88131, 333-90971, 333-95647 and 333-41880) of
NetScout Systems, Inc. of our report dated June 9, 2000, except as for Note 13, as to which the date is July 7, 2000, relating to the consolidated financial statements of NextPoint Networks, Inc., which appear in this Amendment No. 1 to Current Report on Form 8-K of NetScout Systems, Inc. dated September 20, 2000.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 20, 2000